As filed with the Securities and Exchange Commission on August 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Scienture Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Narasimhan Mani

Co-Chief Executive Officer and President

Scienture Holdings, Inc.

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Louis D. Kern

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED August 1, 2025

SCIENTURE HOLDINGS, INC.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Scienture Holdings, Inc. (“we,” “us,” “our,” and the “Company”) may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock, par value $0.00001 per share (our “Common Stock”) is listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “SCNX”. On July 31, 2025, the closing price for our Common Stock as reported on Nasdaq was $1.94 per share. Our principal executive offices are located at 20 Austin Blvd., Commack, NY 11725.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $200 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference” and any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “the Company,” “we,” “our,” “us” in this prospectus refer to Scienture Holdings, Inc., a Delaware corporation, together with our subsidiaries.

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ABOUT SCIENTURE HOLDINGS, INC.

We are a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through developing, bringing to market, and distributing novel specialty pharmaceutical products to satisfy unmet market needs. Currently, we own all issued and outstanding interests of Scienture, LLC, our primary operating subsidiary, and Bonum Health, LLC, a subsidiary that we are in the process of winding down.

Operating since 2019, Scienture, LLC, located in Commack, New York, is a specialty pharmaceutical company focused providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. In this regard, Scienture, LLC is in the process of developing and commercializing products for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases as well as a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Scienture, LLC’s vision is to be a leader in the industry by developing and commercializing new medicines for the treatment of CNS and CVS diseases and across other therapeutic areas. Key elements of Scienture, LLC’s strategy to achieve this vision include:

●	Advance product candidates through clinical studies and toward commercialization. Scienture, LLC is in various stages of clinical development for the product candidates in its pipeline, and it intends to move these programs efficiently toward being commercially available to patients, subject to approval by the U.S. Food and Drug Administration (the “FDA”).

●	Drive growth and profitability. Using dedicated sales and marketing resources in the U.S., which Scienture, LLC is in the process of building, Scienture, LLC will seek to drive the revenue growth of its product candidates approved for marketing by the FDA.

●	Continue to grow pipeline. Scienture, LLC will continue to evaluate and seek to develop additional product candidates that it believes have significant commercial potential through Scienture, LLC’s internal research and development efforts.

●	Target strategic business development opportunities. Scienture, LLC is exploring a broad range of strategic opportunities. This may include in-licensing products and entering into co-promotion and co-development partnerships for Scienture, LLC’s product candidates, although no agreements have been reached.

Scienture, LLC currently has four primary product candidates in its development pipeline, summarized below, and is engaged in a variety of research and development efforts to develop novel product candidates for the treatment of various disease conditions. To date, Scienture, LLC has not generated revenue from product sales and will not generate such revenues until it successfully obtains regulatory approval for, and commercializes, its product candidates.

Scienture, LLC has devoted and will continue to devote significant resources to research and development activities, and expects to incur significant expenses as Scienture, LLC continues advancing its product candidates towards FDA approval and expanding product indications for approved products and its intellectual property portfolio. Scienture, LLC’s expectations regarding its research and development programs are subject to risks, including the risk that Scienture, LLC’s financial condition and results of operations may be materially and adversely affected by delays and failures in the completion of clinical development of its product candidates, which could increase its costs or delay or limit our ability to generate revenues.

Scienture, LLC currently depends on third-party commercial manufacturing organizations (“CMOs”) for its manufacturing operations, including the production of raw materials, finished dosage form product, and product packaging for both its planned product commercialization and for use in its preclinical and clinical research. Scienture, LLC does not own or operate manufacturing facilities for the production of any of its product candidates nor does Scienture, LLC have plans to develop its own manufacturing operations in the foreseeable future to support clinical trials or commercial production. Scienture, LLC currently employs internal resources to manage its manufacturing contractors.

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Scienture, LLC is in discussion with CMOs headquartered in North America, Europe and Asia for its pipeline product candidates. These CMOs offer a comprehensive range of commercial contract manufacturing and packaging services.

If Scienture, LLC fails to produce its products and product candidates in the volumes that it requires on a timely basis, or fails to comply with stringent regulations applicable to pharmaceutical drug manufacturers, Scienture, LLC may face delays in the development and commercialization of its products and product candidates or be required to withdraw its products from the market for risks associated with manufacturing and supply of its products and product candidates.

SCN-102 (ARBLITM - Losartan Oral Suspension)

SCN-102, with the brand name ArbliTM, is an oral liquid formulation of losartan potassium for (i) treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old, (ii) reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy, and (iii) treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension. SCN-102 was approved by the FDA in March 2025, making SCN-102 the first and only FDA-approved ready-to-use oral liquid losartan in the U.S. market.

Losartan is classified as an angiotensin receptor blocker (ARB) for treating hypertension and is one of the highest prescribed molecules for this indication. Current products in the market containing losartan are available only as oral solids, which can be further compounded to a liquid formulation. ArbliTM is the first liquid formulation of losartan on the U.S. market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage.

SCN-102 has two formulation composition and method of use patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly referred to as the “orange book”: (i) Patent #: 11,890,273, Issue Date: February 6, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”, Expiration Date: October 7, 2041 and (ii) Patent # 12,156,869; Issue Date: December 3, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”.

SCN-104 (Multi-dose Dihydroergotamine Mesylate (“DHE”) injection pen)

The SCN-104 injection pen is a disposable, multiple fixed dose, single entity combination product comprised of a small molecule drug that is administered using a customized injection pen. SCN-104 is a drug product containing DHE as the active ingredient. The mechanism of action of SCN-104 is mediated through DHE and is the same as that of DHE. DHE is available in the market as a single dose nasal spray, which has a high degree of variability in clinical outcomes. While DHE is also available in the market as single dose ampoules for injection, we believe that the process of dose withdrawal from the ampoule followed by self-injection at the time of intense need is cumbersome and difficult for the patient. We believe that the SCN-104 multi-dose self-injection pen is easy to use, provides enhanced patient convenience, and provides for consistent and accurate delivery of doses. The SCN-104 injection pen is being developed via the 505(b)(2) regulatory pathway for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

As shown in third party studies of DHE, SCN-104’s mechanism of action for its antimigraine effect is due to its potential action as an agonist at the serotonin 5-HT1D receptors. SCN-104 is intended for subcutaneous administration. SCN-104 is also intended for acute use and is not intended for chronic administration. Scienture, LLC has conducted two preclinical studies of SCN-104 and the SCN-104 injection pen: (i) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Sprague-Dawley rats and (ii) a 30-day repeated dose toxicity study of dimethyl sulfoxide and caffeine following thrice daily, 3 times per week subcutaneous administration in Göttingen minipigs. Both studies support a conclusion that SCN-102 is considered to have no toxicological significance across hematology, coagulation parameters, clinical chemistry and urinalysis.

Scienture, LLC has had discussions with the FDA regarding its development program for SCN-104, with the FDA indicating that the reference product selected for a comparative regulatory study and proposed plan for manufacturing New Drug Application registration batches are acceptable. The FDA also provided Scienture, LLC with feedback on nonclinical safety studies and stability testing. Scienture, LLC is working to scale the formulation to enable future commercial scale production and the pen has been optimized for commercial use. Currently, Scienture, LLC is focused on planning bioequivalence studies and increasing manufacturing activities for the SCN-104 injection pen. Scienture, LLC plans to initiate a Phase 1 single dose study in healthy adults in 2026, following submission of an Investigational New Drug application (an “IND”), if the IND is cleared by the FDA.

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SCN-104 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/757,924; Filing Date: June 23, 2022; Expiration Date: June 15, 2035).

SCN-106 (Potential Biosimilar)

Scienture, LLC is developing a potential biosimilar, SCN-106, based on Cathflo Activase, a reference product that is a thrombolytic agent that binds to fibrin in clots and converts entrapped plasminogen to plasmin. SCN-106 is a sterile, purified glycoprotein that is synthesized using the complementary DNA for natural human tPA obtained from a Chinese hamster ovary cell-line.

Scienture, LLC is working with Anthem Biosciences Pvt, Ltd. to develop a biosimilar product that utilizes the same mechanism(s) of action for the proposed condition of use, and has the same route of administration, dosage form, and strength as the reference product. The development program is focused on establishing the analytical similarity of SCN-106 to the reference product. Multiple clones of CHO cells have been produced to synthesize lots of SCN-106 which were screened for similarity to the reference product for several key biochemical quality attributes as well as overall protein yield and finalization of a lead clone.

Scienture, LLC completed a Biosimilar Initial Advisory meeting with the FDA in June 2023 to discuss the development program, non-clinical, and clinical studies required for regulatory approval. As a result of this meeting, Scienture, LLC learned that its analytical strategy for initiating analytical similarity studies between SCN-106 and a proposed biosimilar product is acceptable. Scienture, LLC also learned that SCN-106 is suitable for further development and received guidance from the FDA on a comparable clinical study needed to demonstrate biosimilarity of SCN-106 and the reference product.

SCN-106 is a potential biosimilar and considered by the Company to be part of its product development portfolio, however the Company is not pursuing patent protection for this product.

SCN-107 (Bupivacaine Long-Acting Injection)

SCN-107 is a long-acting injection suspension formulation of a non-opioid analgesic that is indicated for postsurgical local and regional analgesia. Scienture, LLC’s long-acting formulation, SCN-107, is a novel microsphere-based formulation of bupivacaine that comprises the drug in polymer-based microspheres and is intended to provide pain management over a period of 5-7 days. The product candidate is designed to potentially provide longer term post-surgical pain relief compared to the currently available products in the market.

Based on initial discussions with FDA regarding this program, Scienture, LLC believes this product candidate would require at least one Phase 3 clinical trial to support submission of a marketing application. Scienture, LLC anticipates submitting an IND and, if cleared by the FDA, initiating a Phase 1 single dose study in healthy adults in 2025 to conduct an initial assessment of safety and tolerability of SCN-107.

Scienture, LLC has entered into Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), for certain intellectual property rights associated with SCN-107. Under the Innocore License, Innocore granted Scienture, LLC a worldwide exclusive, milestone, royalty-bearing and sublicensable license to certain patent rights for the research and development of SCN-107 in postsurgical local and regional analgesia. Pursuant to the Innocore License, Scienture, LLC is required to make low single-digit percentage royalty payments based on annual net sales of licensed products for the first three years of sales on a country-by-country basis, subject to a low single digit increase as of the fourth year of sales on a country-by-country basis.

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SCN-107 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/996,995; Filing Date: October 24, 2022; Expiration Date: on or after April 22, 2041). Applications in Canada and Europe are currently pending. As described above, the Company licenses certain patent rights from Innocore for the research and development of SCN-107.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the statements in this prospectus constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that we will have anticipated actual future developments affecting us. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved.

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We have based the forward-looking statements included in this prospectus on information available to us on the date of the registration statement of which this prospectus forms a part, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our pharmaceutical products, research and development, pharmaceutical licensing acquisitions, general and administrative expenses, capital expenditures, and working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of the registration statement of which this prospectus forms a part. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under the registration statement of which this prospectus forms a part, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $200 million of the following securities:

●	common stock;

●	preferred stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $200 million. Until such time as the aggregate market value of the voting and non-voting common equity held by our non-affiliates is $75 million or more, the aggregate market value of securities sold by or on behalf of us pursuant to the registration statement of which this prospectus forms a part during the period of 12 calendar months immediately prior to, and including, a sale under the registration statement of which this prospectus forms a part will be no more than one-third of the aggregate market value of the voting and non-voting common equity held by our non-affiliates. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under the registration statement of which this prospectus forms a part, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

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This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, including, without limitation, the initial offering price, the anticipated net proceeds we will receive, the quotation system or securities exchange on which the offered securities will be quoted or listed (if any), and the material United States federal income tax consequences relating to the securities offered (if applicable). These or other terms described in such prospectus supplement may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read the section of this prospectus entitled “Where You Can Find More Information” for information on how you can obtain a copy of those documents.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our Common Stock. The prospectus supplement relating to any offering of our Common Stock, or other securities convertible into or exchangeable or exercisable for our Common Stock, will describe more specific terms of the offering of our Common Stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Amended and Restated Bylaws, as amended (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information before you purchase any shares of our Common Stock. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable statutes of the State of Delaware and our Certificate of Incorporation and Bylaws.

General Terms

We are authorized to issue 100,000,000 shares of our Common Stock. On July 31 2025, 16,131,180 shares of our Common Stock were issued and outstanding, held by approximately 87 holders of record.

Except as otherwise provided by any series of preferred stock that may later be created, holders of our Common Stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our Certificate of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. Neither our Certificate of Incorporation nor our Bylaws authorize cumulative voting. The holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our Common Stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking-fund provisions applicable to our Common Stock. All of our outstanding shares of Common Stock are fully paid and non-assessable.

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Our Board of Directors

Our Bylaws provide that, upon any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation.

Securities Exchange

Our Common Stock is listed for quotation on the Nasdaq Capital Market tier of Nasdaq under the symbol “SCNX.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock. As of the date of this prospectus, we have designated four classes of preferred stock, being Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series X Preferred Stock. We do not intend to offer and sell any of those series of preferred stock pursuant to this prospectus.

The following description of our preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our preferred stock, please refer to our Certificate of Incorporation, our Bylaws, and our Certificates of Designation that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, as amended, and our Certificates of Designation, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws, and our Certificates of Designation for additional information before you purchase any shares of our preferred stock. Our preferred stock and the rights of the holders of our preferred stock are subject to the applicable statutes of the State of Delaware, our Certificate of Incorporation, our Bylaws, and our Certificates of Designation.

General Terms

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Common Stock (although we do not anticipate paying any dividends to the holders of our Common Stock in the foreseeable future). Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our Common Stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our Common Stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to our Certificate of Incorporation establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up.

The preferred stock offered by this prospectus will, when issued, not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock in the United States will be Securities Transfer Corporation.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings pursuant to the registration statement of which this prospectus forms a part. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of such debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;
●	any limit upon the aggregate principal amount of the debt securities;
●	the price or prices at which the debt securities will be issued;
●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;
●	the date or dates on which we will pay the principal on the debt securities;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
●	any conversion or exchange features;
●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
●	the place or places where the principal of, premium and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;
●	the terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;
●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;
●	information with respect to book-entry procedures;
●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
●	whether the debt securities will be subject to subordination and the terms of such subordination;
●	any restriction or condition on the transferability of the debt securities;
●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;
●	the provisions related to compensation and reimbursement of the trustee that applies to securities of such series;
●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;
●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and
●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, preferred stock, debt securities or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

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The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our Common Stock and the number of shares of our Common Stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material United States federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or
●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

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Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement and is expected to be Securities Transfer Corporation.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

We may issue units consisting of a combination of our Common Stock, preferred stock, warrants, debt securities or other securities, as described in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Below is a description of certain general terms and provisions of the units that we may offer. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. Particular terms of the units will be described in the unit agreements and the prospectus supplement to the units.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the units:

If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under the section of this prospectus entitled “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Rights” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of any series will be described in the applicable prospectus supplement.

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Unit Agreements

We will issue units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder to:

●	cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
●	correct or supplement any defective or inconsistent provision; or
●	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

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Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default.

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Payments and Notices.

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;
●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;
●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
●	exchange distributions and/or secondary distributions;
●	by delayed delivery contracts or by remarketing firms;
●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or
●	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

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In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;
●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;
●	identify the purchase price and proceeds from such sale;
●	identify the amounts underwritten;
●	identify the nature of the underwriter’s obligation to take the securities;
●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and
●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Common Stock, which is listed on Nasdaq. Any of our Common Stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

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We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

With respect to the sale of any securities under this prospectus, the maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer is not expected to be greater than eight percent (8%).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR

CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

In addition to our board of directors’ ability to issue shares of preferred stock, our Certificate of Incorporation and our Bylaws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

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Vacancies on the Board of Directors

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Advance Notice Procedures for Stockholder Proposals.

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Separately, pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Special Meetings of Stockholders.

Our Bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer, or our president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Action by written consent

Any action required or permitted to be taken by our common stockholders may be effected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Amendment to Bylaws by Stockholders

Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our bylaws, our bylaws provide that any amendment to such bylaws undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (the “DGCL”)

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

●	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. Our Certificate of Incorporation provides that we shall not be governed by Section 203 of DGCL and as a result, Section 203 of DGCL does not apply to us.

Cumulative Voting

Delaware law prohibits cumulative voting for the election of a corporation’s directors unless the corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Cumulative voting would allow a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting under our Certificate of Incorporation makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendments to Our Governance Documents.

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on a matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. Subject to certain limitations preventing amendments that decrease or diminish indemnification rights provided for in our Bylaws, our Bylaws provide that any amendment undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

Our Certificate of Incorporation provides that, in addition to any vote of the holders of any class or series of our stock that may be required by law or our Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal or adopt any provision in our Certificate of Incorporation, except to the extent that a greater vote is required by our Certificate of Incorporation or law. However, the affirmative vote of holders of any particular class or series of our capital stock then entitled to vote upon the election of directors, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, Articles IV, X, or XI of our Certificate of Incorporation, which pertain to indemnification of our agents, action taken by stockholder written consent, and amendment of our Certificate of Incorporation.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the monetary liability of our directors, officers, and employees, including as a result of a breach of their fiduciary duties, except to the extent such exception from liability is not permitted under the DGCL. Furthermore, our Certificate of Incorporation provides that we are authorized, to the fullest extent permitted by applicable law, to provide indemnification of, and advancement of expenses to, our agents (and any other persons to which Delaware law permits us to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, the vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law with respect to actions for breach of fiduciary duty. We also have contractual indemnification obligations under our employment and engagement agreements with our executive officers and directors, as well as pursuant to indemnification agreements.

This limitation of liability and our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-39199. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but before the completion or termination of this offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 17, 2025, March 10, 2025, March 13, 2025, March 21, 2025, April 11, 2025, May 22, 2025, July 3, 2025, and July 24, 2025; and

●	The description of our capital stock set forth in our Registration Statement on Form S-1, filed with the SEC on April 4, 2025, in the section entitled “Description of Capital Stock.”

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Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Scienture Holdings, Inc.

Attn: Corporate Secretary

20 Austin Blvd.

Commack, NY 11725

(631) 670-6039

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Scienture Holdings, Inc. at December 31, 2024, and the consolidated financial statements of Scienture Holdings, Inc. at December 31, 2023, incorporated by reference in this prospectus have been audited by CM3 Advisory, an independent registered public accounting firm, as set forth in its reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The financial statements of Scienture, LLC (f/k/a Scienture, Inc.) at December 31, 2023, and December 31, 2022, incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is www.scientureholdings.com. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$30,620
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$30,620

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification. The registrant’s certificate of incorporation provides that, pursuant to the DGCL, the registrant’s directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in the registrant’s certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VI of the registrant’s bylaws provides that the registrant will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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In addition to the above, the registrant has entered into indemnification agreements with each of the registrant’s directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended through September 20, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed on March 26, 2025).
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020 (incorporated by reference to Exhibit 3.3 of the Company’s Form 10-K filed on March 26, 2025).
3.3	Certificate of Amendment of Certificate of Incorporation (changing name TRxADE HEALTH, INC.) (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-K filed on March 26, 2025).
3.4	Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 of the Company’s Form 10-K filed on March 26, 2025).
3.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.6 of the Company’s Form 10-K filed on March 26, 2025).
3.6	Amended and Restated Bylaws of the Company, as amended through March 24, 2022 (incorporated by reference to Exhibit 3.10 of the Company’s Form 10-K filed on March 26, 2025).
4.1	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 26, 2023).
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on October 11, 2023).
4.3	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 31, 2024).
4.4*	Form of Certificate of Designation with respect to Preferred Stock
4.5**	Form of Indenture for Debt Securities
4.6*	Form of Senior Debt Security
4.7*	Form of Preferred Stock Certificate
4.8*	Form of Warrant Agreement and Certificate
4.9*	Form of Unit Agreement and Certificate
5.1**	Opinion of Dykema Gossett PLLC.
23.1**	Consent of CM3 Advisory.
23.2**	Consent of Suri & Co.
23.3**	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).
24.1	Power of Attorney (reference is made to the signature page of the registration statement).
25.1***	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	Filed herewith.
***	To be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Commack, New York on August 1, 2025.

SCIENTURE HOLDING, INC.

By:	/s/ Narasimhan Mani
Narasimhan Mani
Co-Chief Executive Officer and President
(Principal Executive Officer)

Each person whose signature appears below appoints Narasimhan Mani as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Narasimhan Mani	Co-Chief Executive Officer and President	August 1, 2025
Narasimhan Mani	(Principal Executive Officer)

/s/ Shankar Hariharan	Co-Chief Executive Officer and Executive Chairman	August 1, 2025
Shankar Hariharan	(Principal Executive Officer)

/s/ Eric Sherb	Chief Financial Officer	August 1, 2025
Eric Sherb	(Principal Financial and Accounting Officer)

/s/ *	Director	August 1, 2025
Donald G. Fell

/s/ *	Director	August 1, 2025
Mayur Doshi

/s/ *	Director	August 1, 2025
Subbarao Jayanthi

*By:	/s/ Narasimhan Mani
Narasimhan Mani
Attorney-in-Fact

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